EXHIBIT 25.2(a)(1)


                                    DELAWARE
                               -----------------    PAGE 1
                                The First State



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "YORK ENHANCED STRATEGIES FUND", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 2005, AT 6:49 O'CLOCK P.M.

















                                       /s/HARRIET SMITH WINDSOR
                 [Graphic - SEAL]      -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3927279 8100                           AUTHENTICATION: 3837307
050332872                                        DATE: 04-26-05

      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 06:52 PM 04/25/2005
  Filed 06:49 PM 04/25/2005
 SRV 050332872 - 3927279 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                       YORK ENHANCED STRATEGIES FUND, LLC


      The undersigned, an authorized person of York Enhanced Strategies Fund, LLC, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act (16 Del. C. ss.18-101 et seq.), certifies as follows:

      1. The name of the company is York Enhanced Strategies Fund, LLC.

      2. The address of the company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of York Enhanced Strategies Fund, LLC on this 25th day of April 2005.

                                    YORK ENHANCED STRATEGIES FUND, LLC


                                    By: /s/PETER E. IZANEC
                                       ---------------------------------------
                                          Peter E. Izanec
                                          Authorized Person